EXHIBIT 10-C

                                             EXECUTION COPY



            AMENDMENT NO. 1 TO CREDIT AGREEMENT

          AMENDMENT NO. 1, dated as of December 8, 1997, to the Credit Agreement, dated as of December 31, 1996 (the "Credit Agreement"), among
(i) CHIQUITA BRANDS INTERNATIONAL, INC., a New Jersey corporation ("Borrower"), (ii) the financial institutions which are now, or in accordance with Section 12.2 of the Credit Agreement hereafter become, parties to the Credit Agreement (collectively, "Lenders"), (iii) BANKBOSTON, N.A. (formerly named "The First National Bank of Boston"), as Administrative Agent for the Lenders, and (iv) BANKBOSTON, N.A., ING BANK N.V., GRONINGEN BRANCH, and PNC BANK, OHIO, NATIONAL ASSOCIATION, as Co-agents for the Lenders.


                          RECITALS

          The Borrower, the Lenders and the Agents party to this Amendment No. 1 ("this Agreement") have agreed to amend certain of the provisions contained in the Credit Agreement as set forth herein.

          Accordingly, the parties hereto hereby agree as follows:

                         ARTICLE I

                        DEFINITIONS

     SECTION 1.1. Definitions. Unless otherwise defined herein, terms defined in the Credit Agreement are used herein as therein defined.

                         ARTICLE II

                         AMENDMENTS

     Effective on and as of September 30, 1997 ("Effective Date"), the Credit Agreement is hereby amended in each of the following respects:

     SECTION 2.1.  Amendments to Defined Terms.

          (a)  The defined term "Consolidated EBITDA" appearing in
     Section 1.1 of the Credit Agreement is hereby amended by inserting the following new paragraph immediately after the first paragraph of the defined term "Consolidated EBITDA":

               "For purposes of determining the Consolidated EBITDA of the Borrower and its Subsidiaries for any Reference Period,
          (i) there shall be excluded from such Consolidated EBITDA the sum of (A) all operating income for such period, (B) all depreciation and amortization expense for such period, and (C) "Other Income (Expense), net" as shown on the consolidated statement of income of the Borrower and its Subsidiaries for such period, but only to the extent, in the case of each of subclause (A), (B) and (C), attributable to all Property that is the subject of each Sale completed during such period by the Borrower or its Subsidiaries other than in the ordinary course of business as if no Property subject to any of such Sales was owned at any time during such period by the Borrower or its Subsidiaries, and (ii) there shall be included in such Consolidated EBITDA the sum of (A) all operating income for such period, (B) all depreciation and amortization expense for such period, and (C) "Other Income (Expense), net" as shown on the consolidated statement of income of the Borrower and its Subsidiaries for such period, but only to the extent, in the case of each of subclause (A), (B) and (C), attributable to all Property that is the subject of each Acquisition completed during such period by the Borrower or its Subsidiaries other than in the ordinary course of business as if all Property subject to any of such Acquisitions was owned by the Borrower or its Subsidiaries at all times during such period."

          (b) The defined term "Consolidated Net Interest Expense" appearing in Section 1.1 of the Credit Agreement is hereby amended by inserting the following new paragraph immediately after the first paragraph of the defined term "Consolidated Net Interest Expense":

          "For purposes of determining the Consolidated Net Interest Expense of the Borrower and its Subsidiaries for any Reference Period, (i) there shall be excluded from such Consolidated Net Interest Expense the aggregate of the interest expense for such period on all of the Indebtedness for Borrowed Money of the Borrower or its Subsidiaries repaid in connection with the completion of each Sale of Property by the Borrower or its Subsidiaries during such period other than in the ordinary course of business, (ii) there shall be included in such Consolidated Net Interest Expense the aggregate of the interest expense on all of the Indebtedness for Borrowed Money of the Borrower or its Subsidiaries incurred in connection with the completion of each Acquisition by the Borrower or its Subsidiaries during such period (A) as if all of the Indebtedness for Borrowed Money so incurred in connection with each such Acquisition had (in each case) been incurred on the first day of such period, and (B) as if interest had accrued on such Indebtedness for Borrowed Money during such period prior to the date of the actual incurrence thereof at an annual interest rate equal to the annual interest rate payable on such Indebtedness for Borrowed Money on the date first incurred, and (C) the Consolidated Net Interest Expense of the Borrower and its Subsidiaries for such period shall also be adjusted to give pro forma effect to all changes in interest income of the Borrower and its Subsidiaries for such period directly attributable to each of the Sales or Acquisitions completed during such period."

          (c) The defined term "Special Covenant Conditions" appearing in Section 1.1 of the Credit Agreement is hereby amended by amending and restating in its entirety clause (d) of such defined term as follows:

          "(d) no breach of the financial covenant set forth in Section 9.2.3(b) would have occurred as at the end of the Reference Period ending immediately prior to the date of completion of such Restricted Transaction had such financial covenant been calculated for such Reference Period (i) as if such Restricted Transaction and all (if any) of the other Restricted Transactions completed after the end of such Reference Period but prior to completion of such Restricted Transaction had been completed immediately prior to the beginning of such Reference Period, (ii) as if all (if any) Indebtedness for Borrowed Money incurred in connection with each of such Restricted Transactions had (in each case) been incurred on the first day of such Reference Period, (iii) as if interest had accrued on such Indebtedness for Borrowed Money during such Reference Period at an annual interest rate equal to the annual interest rate payable on such Indebtedness for Borrowed Money on the date it is first incurred, and (iv) as if all (if any) Indebtedness for Borrowed Money repaid in connection with each of such Restricted Transactions had (in each case) been repaid immediately prior to the beginning of such Reference Period; and"

     SECTION 2.2.  Amendment to Section 9.2.4.  Paragraph (a) of Section
9.2.4 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

          "(a) the making by any Subsidiary of the Borrower (i) to the Borrower or to any other Subsidiary of the Borrower of any Restricted Payments of the kind described in clause (c) of the definition "Restricted Payments", and (ii) of any Restricted Payments of the kind described in clause (b) of the definition "Restricted Payments"; provided, however, that no such Restricted Payments of the kind described in clause (b) of the definition "Restricted Payments" shall in any event be permitted unless any such Restricted Payments on any shares of a particular class of Capital Stock of a corporation shall be made on or with respect to all of the issued and outstanding shares of such class of Capital Stock of such corporation on a pro rata basis, at the same time and on the same terms."


                        ARTICLE III

               REPRESENTATIONS AND WARRANTIES

     The Borrower represents and warrants to each Agent and Lender as follows:

     SECTION 3.1. Representations in Loan Documents. Each of the representations and warranties made by or on behalf of the Borrower to the Agents and the Lenders in the Loan Documents was true and correct in all material respects when made and is true and correct in all material respects on and as of the date hereof, except, in each case, (a) as affected by the consummation of the transactions contemplated by the Loan Documents (including this Agreement), and (b) to the extent that any such representation or warranty relates by its express terms solely to a prior date.

     SECTION 3.2. Corporate Authority, etc. The execution and delivery by the Borrower of this Agreement and the performance by the Borrower of its agreements and obligations under this Agreement have been duly and properly authorized by all necessary corporate or other action on the part of the Borrower, and do not and will not conflict with, result in any violation of, or constitute any default under (a) any provision of any Governing Document of the Borrower, (b) any Contractual Obligation of the Borrower, or (c) any Applicable Law.

     SECTION 3.3. Validity, etc. This Agreement has been duly executed and delivered by the Borrower and constitutes the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws at the time in effect affecting the enforceability of the rights of creditors generally and to general equitable principles. The Borrower hereby ratifies and confirms all of the Obligations in all respects.

     SECTION 3.4. No Defaults. Before and after giving effect to this Agreement, no Defaults or Events of Default are or will be continuing under the Credit Agreement.


                         ARTICLE IV

             PROVISIONS OF GENERAL APPLICATION

     This Agreement shall become effective on and as of the Effective
Date once the Administrative Agent has received duly executed counterparts hereof signed by the Borrower and the Required Lenders. Except as otherwise expressly provided by this Agreement, all of the terms, conditions and provisions of the Credit Agreement and each of the other
Loan Documents shall remain unaltered.   This Agreement is a Loan Document
for all purposes of the Credit Agreement. This Agreement and the rights and obligations hereunder of each of the parties hereto shall in all respects be construed in accordance with and governed by the internal laws of the State of New York. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, but all of such counterparts shall together constitute but one and the same agreement. In making proof of this Agreement, it shall not be necessary to produce or account for more than one counterpart hereof signed by each of the parties hereto.


     IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be executed by their respective authorized officers as of the date first above written.


     THE BORROWER:

     CHIQUITA BRANDS INTERNATIONAL, INC.

     By:/s/Gerald R. Kondritzer
     --------------------------
          Name:  Gerald R. Kondritzer
          Title:  Vice President and Treasurer


     THE AGENTS AND LENDERS:

     BANKBOSTON, N.A., as Administrative Agent, as one of the Co-agents, and as one of the Lenders

     By:   /s/Robert F. Milordi
          ------------------------
          Name:  Robert F. Milordi
          Title:  Managing Director


     ING BANK N.V., GRONINGEN BRANCH, as one of the Co-agents and as one of the Lenders

     By:  /s/U.P. Wiersum
          ----------------------------
          Name:U.P. Wiersum
          Title:


     PNC BANK, OHIO, NATIONAL ASSOCIATION, as one of the Co-agents and as one of the Lenders

     By:  /s/Bruce A. Kintner
          -----------------------
          Name: Bruce A. Kintner
          Title: Vice President


     THE SUMITOMO BANK, LIMITED, CHICAGO BRANCH, as one of the Lenders

     By:/s/John H. Kemper
          -----------------------
          Name: John H. Kemper
          Title: Senior Vice President


     BANK OF AMERICA ILLINOIS, as one of the Lenders

     By:  /s/W. Thomas Barnett
          -----------------------
          Name: W. Thomas Barnett
          Title: Managing Director


     CHRISTIANIA BANK OG KREDITKASSE, NEW YORK BRANCH, as one of the
     Lenders

     By:  /s/Martin Lunder     /s/Hans Chr. Kjelsrud
          ------------------------------------------
          Name:  Martin Lunder        Hans Chr. Kjelsrud
          Title: First Vice President First Vice President


     THE MITSUBISHI TRUST AND BANKING CORPORATION, as one of the
     Lenders

     By:  /s/Nobuo Tominaga
          --------------------------------
          Name:Mr. Nobuo Tominaga
          Title:Chief Manager


     STAR BANK, N.A., as one of the Lenders

     By:  /s/Derek S. Roudebush
          -------------------------------
          Name: Derek S. Roudebush
          Title: Vice President


     SUNTRUST BANK, N.A., as one of the Lenders

     By:  /s/Elsa Pelaez Lopez
          --------------------------------
          Name: Elsa Pelaez Lopez
          Title: Vice President